Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Small Cap Value Fund, Inc.

We have examined management's assertion about Small Cap
Value  Fund, Inc.'s compliance with the
requirements of subsections (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 (the
"Act") as of April 30, 2014  included in the accompanying
 Management Statement Regarding
Compliance with Certain Provisions of the Investment Company
 Act of 1940.  Management is
responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the
Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstance. Included among our procedures were the following tests performed as of April 30, 2014, and with respect to agreement of security purchases and sales, for the period from January
1, 2014 through April 30, 2014.

*	Confirmation of all securities held by Charles Schwab &
 Co. in book entry form.

*	Reconciliation of all such securities to the books and
records of the Fund and Charles Schwab &
Co.

*	Agreement of all security purchases and security sales
 from January 1, 2014 to April 30, 2014
from the books and records of the Fund to broker confirmations.

We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that Small Cap Value
Fund, Inc. was in compliance with the
requirements of subsections (b) and (c) of Rule 17f-2 of the Investment
 Company Act of 1940 as of April
30, 2014 with respect to securities reflected in the investment account of the Company is fairly stated, in
all material respects.  This report is intended solely for the information and use of management of Small
Cap Value Fund, Inc. and the Securities and Exchange Commission and should not be used for any other purpose.

PMB HELIN DONOVAN, LLP



Dallas, Texas
October 30, 2014